Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form 8-K of our report dated August 14, 2017 on the consolidated financial statements of Eastman National Bancshares, Inc. for the years ended December 31, 2016 and 2015.

/s/ Erwin & Company
Erwin & Company
Little Rock, Arkansas
February 7, 2018

6311 Ranch Drive • Little Rock, Arkansas 72223 • 501.868.7486 • fax 501.868.7750 • www.erwinco.com